SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 26, 2003

A. SCHULMAN, INC. (Exact Name of Registrant as Specified in its Charter)

Delaware	0-7459	34-0514850

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3550 West Market Street Akron, Ohio	44333

(Address of principal executive officers)	(Zip Code)

Registrant’s telephone number, including area code: (330) 666-3751

(Former Name or Former Address, if Changed Since Last Report

ITEM 7. Financial Statements and Exhibits.

(c)  Exhibits.

     The following press release is included as an exhibit to this report furnished pursuant to Item 12:

99.1	Press release dated June 26, 2003 relating to the Registrant’s expected fiscal 2003 third quarter financial performance.

ITEM 9. Regulation FD Disclosure (Information provided pursuant to “Item 12.
               Disclosure of Results of Operations and Financial Condition”).

     The following information is furnished under “Item 12. Results of Operations and Financial Condition,” in accordance with SEC Release No. 33-8216.

On June 26, 2003, A. Schulman, Inc. issued a press release relating to its expected fiscal 2003 third quarter financial performance. A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

A. Schulman, Inc.

By:	/s/ Robert A. Stefanko Robert A. Stefanko Chairman and Executive Vice Presidsent – Finance and Administration

Date: June 26, 2003

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT	FURNISHED WITH THIS REPORT

99.1	Press release dated June 26, 2003 relating to the Registrant’s expected fiscal 2003 third quarter financial performance.	X